EXHIBIT 99.1
                                                                    ------------



[SEACOR LOGO]                                                      PRESS RELEASE


                SEACOR HOLDINGS ANNOUNCES SECOND QUARTER RESULTS


Fort Lauderdale, Florida
July 26, 2007

FOR IMMEDIATE RELEASE -- SEACOR Holdings Inc. (NYSE:CKH) announced net income for the second quarter ended June 30, 2007 of $65.3 million, or $2.41 per diluted share, on operating revenues of $325.5 million. For the six months ended June 30, 2007, net income was $103.4 million, or $3.80 per diluted share, on operating revenues of $636.2 million.

For the second quarter ended June 30, 2006, net income was $62.8 million, or $2.24 per diluted share, on operating revenues of $331.0 million. For the six months ended June 30, 2006, net income was $112.9 million, or $4.04 per diluted share, on operating revenues of $636.9 million.

For the preceding quarter ended March 31, 2007, net income was $38.2 million, or $1.40 per diluted share, on operating revenues of $310.8 million.

HIGHLIGHTS FOR THE QUARTER

OFFSHORE MARINE SERVICES - Operating income in the second quarter was $95.0 million on operating revenues of $171.4 million compared to operating income of $56.7 million on operating revenues of $170.9 million in the preceding quarter. Second quarter results included $38.5 million in gains on asset dispositions compared to $8.3 million in gains in the preceding quarter.

The number of days available for charter in the second quarter decreased 752, or 4.0%, primarily as a result of a net decrease in fleet count. Overall average day rates decreased from $11,209 to $10,948 per day. Overall utilization increased from 79.2% to 84.0%.

Operating expenses were lower primarily as a result of fewer dockings in the second quarter, lower expenditures for vessel mobilizations and lower depreciation expense reflecting the impact of vessel sales and certain Seabulk vessels having been fully depreciated.

MARINE TRANSPORTATION SERVICES - Marine Transportation Services reported an operating loss in the second quarter of $8.0 million on operating revenues of $25.9 million compared to an operating loss of $1.6 million on operating revenues of $30.6 million in the preceding quarter.

Operating results in the second quarter were significantly impacted by three vessels being off-hire for various periods. Two vessels were undergoing a retrofit to a double-hull configuration, one of which was off-hire for the entire preceding quarter and a portion of the second quarter prior to returning to service in early June. The other was off-hire beginning in early March and is expected to return to service in the fourth quarter. Additionally, one vessel reached its OPA 90 mandated retirement date at the end of the preceding quarter.

INLAND RIVER SERVICES - Operating income in the second quarter was $11.2 million on operating revenues of $28.0 million compared to operating income of $13.7 million on operating revenues of $26.7 million in the preceding quarter. Second quarter results included $2.6 million in gains on asset dispositions compared to $3.6 million in gains in the preceding quarter.

The decline in operating income before gains on asset dispositions was primarily due to reduced activity on the river, manifested in lower rates for shipping grain and reduced demurrage revenues. In addition, fewer covered hopper barges were in service during the period following their sale or contribution to joint ventures. These declines were partially offset by higher revenues attained on equipment leased to third parties.

AVIATION SERVICES - Operating income in the second quarter was $5.1 million on operating revenues of $55.9 million compared to an operating loss of $1.2 million on operating revenues of $45.4 million in the preceding quarter. Second quarter results included $1.5 million in gains on asset dispositions compared to $0.2 million in gains in the preceding quarter.

The improvement in operating results was primarily due to increased flight hours in support of increased oil and gas activity in the U.S. Gulf of Mexico and Alaska and the resumption of flightseeing activity in Alaska.

ENVIRONMENTAL SERVICES - Operating income in the second quarter was $3.0 million on operating revenues of $32.2 million compared to an operating loss of $0.5 million on operating revenues of $26.5 million in the preceding quarter.

The improvement in operating results was primarily due to increased retainer service contracts, project management services, consulting activity and equipment sales.

MARKETABLE SECURITY TRANSACTIONS - Marketable security transactions resulted in losses of $9.4 million in the second quarter compared to losses of $4.7 million in the preceding quarter.

EQUITY IN EARNINGS OF 50% OR LESS OWNED COMPANIES - Equity earnings from joint ventures were $7.8 million in the second quarter compared to earnings of $2.4 million in the preceding quarter. The increase is primarily due to the Company's gain of $4.1 million, net of tax, relating to the sale of its Offshore Marine Services' joint venture in Egypt and improved earnings in an Inland River Services' joint venture.

CAPITAL COMMITMENTS - The Company's unfunded capital commitments as of June 30, 2007 consisted primarily of marine service vessels, harbor tugs, helicopters, barges and capital improvements to certain of its existing marine transportation fleet and totaled $516.4 million, of which $178.8 million is payable during the remainder of 2007 and the balance payable through 2010. Of these commitments, approximately $152.4 million may be terminated without further liability other than the payment of liquidated damages of $2.5 million in the aggregate. Subsequent to the end of the quarter, the Company committed to purchase additional property and equipment for $102.5 million and sold certain purchase contracts reducing its unfunded capital commitments by $12.3 million. As of June 30, 2007, the Company held balances of Cash, Cash Equivalents, Restricted Cash, Securities, Construction Reserve Funds and Title XI Reserve Funds totaling $921.6 million.

OTHER - As described in our press release dated June 28, 2007 SEACOR Holdings Inc. and Nabors Industries Ltd. signed a letter of intent to form a new company to own and operate a fleet of 20 offshore support vessels currently owned by a Nabors affiliate. The letter of intent is no longer in effect as the parties were unable to agree on the terms of a material definitive agreement for the new company.





                                    * * * * *

SEACOR is a global provider of marine support and transportation service, primarily to the energy and chemical industries. SEACOR and its subsidiaries provide customers with a full suite of marine-related services including offshore services, U.S. coastwise shipping, inland river services, helicopter services, environmental services, and offshore and harbor towing services. SEACOR is uniquely focused on providing highly responsive local service, combined with the highest safety standards, innovative technology, modern efficient equipment, and dedicated, professional employees.

This release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements concerning management's expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of results to differ materially from any future results, performance or achievements discussed or implied by such forward-looking statements. Such risks, uncertainties and other important factors include, among others: the cyclical nature of the oil and gas industry, activity in foreign countries and changes in foreign political, military and economic conditions, the dependence of Offshore Marine Services, Marine Transportation Services and Aviation Services on several customers, industry fleet capacity, consolidation of our customer base, the ongoing need to replace aging vessels, restrictions imposed by the Shipping Acts and Aviation Acts on the amount of foreign ownership of the Company's Common Stock, increased competition if the Jones Act is repealed, safety record requirements related to Offshore Marine Services and Aviation Services, changes in foreign and domestic oil and gas exploration and production activity, operational risks of Offshore Marine Services, Marine Transportation Services, Harbor and Offshore Towing Services and Aviation Services, effects of adverse weather conditions and seasonality on Aviation Services, decreased demand for Marine Transportation Services and Harbor and Offshore Towing Services due to construction of additional refined petroleum product, natural gas or crude oil pipelines or due to decreased demand for refined petroleum products, crude oil or chemical products or a change in existing methods of delivery, future phase-out of our single-hull tankers, dependence of spill response revenue on the number and size of spills and upon continuing government regulation in this area and our ability to comply with such regulation and other governmental regulation, changes in NRC's OSRO classification, liability in connection with providing spill response services, effects of adverse weather and river conditions and seasonality on Inland River Services, the level of grain export volume, the effect of fuel prices on barge towing costs, variability in freight rates for inland river barges, the effect of international economic and political factors in Inland River Service's operations, adequacy of insurance coverage, compliance with government regulation, including environmental laws and regulations, currency exchange fluctuations, the attraction and retention of qualified personnel by the Company and various other matters, many of which are beyond the Company's control and other factors. In addition, these statements constitute our cautionary statements under the Private Securities Litigation Reform Act of 1995. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider the following to be a complete discussion of all potential risks or uncertainties. The words "estimate," "project," "intend," "believe," "plan" and similar expressions are intended to identify forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. We disclaim any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which the forward-looking statement is based. The forward-looking statements in this release should be evaluated together with the many uncertainties that affect our businesses, particularly those mentioned under "Forward-Looking Statements" in Item 7 of our Form 10-K and SEACOR's periodic reporting on Form 10-Q and Form 8-K (if any), which we incorporate by reference.

For additional information, contact Timothy McKeand, Vice President, at (954) 627-6380 or visit SEACOR's website at www.seacorholdings.com.

                                            SEACOR HOLDINGS INC.
                                 CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                              (IN THOUSANDS, EXCEPT PER SHARE DATA, UNAUDITED)

                                                                      THREE MONTHS ENDED        SIX MONTHS ENDED
                                                                           JUNE 30,                 JUNE 30,
                                                                   -----------------------  -----------------------
                                                                      2007         2006         2007         2006
                                                                   ------------------------------------------------
Operating Revenues                                                 $ 325,454    $ 330,986    $ 636,217    $ 636,901
                                                                   ---------    ---------    ---------    ---------

Costs and Expenses:
   Operating expenses                                                198,818      187,149      387,476      356,793
   Administrative and general                                         33,937       32,865       68,337       64,358
   Depreciation and amortization                                      38,055       42,318       76,930       85,578
                                                                   ---------    ---------    ---------    ---------
                                                                     270,810      262,332      532,743      506,729
                                                                   ---------    ---------    ---------    ---------

Gains on Asset Dispositions and Impairments, Net                      42,540       24,089       54,697       44,966
                                                                   ---------    ---------    ---------    ---------

Operating Income                                                      97,184       92,743      158,171      175,138
                                                                   ---------    ---------    ---------    ---------

Other Income (Expense):
   Interest income                                                    11,456        9,086       23,680       16,222
   Interest expense                                                  (12,108)     (12,847)     (25,376)     (26,915)
   Derivative transaction gains (losses), net                           (254)       3,084         (124)         272
   Foreign currency transaction gains (losses), net                      460        1,217         (130)       1,376
   Marketable security transaction losses, net                        (9,430)      (3,341)     (14,118)      (6,926)
   Other, net                                                            639          595          596          623
                                                                   ---------    ---------    ---------    ---------
                                                                      (9,237)      (2,206)     (15,472)     (15,348)
                                                                   ---------    ---------    ---------    ---------
Income Before Income Tax Expense, Minority Interest in Income of      87,947       90,537      142,699      159,790
   Subsidiaries and Equity In Earnings of 50% or Less Owned
   Companies
Income Tax Expense                                                    30,206       33,703       49,048       59,134
                                                                   ---------    ---------    ---------    ---------
Income Before Minority Interest in Income of Subsidiaries and         57,741       56,834       93,651      100,656
   Equity in Earnings of 50% or Less Owned Companies
Minority Interest in Income of Subsidiaries                             (304)        (104)        (482)        (187)
Equity in Earnings of 50% or Less Owned Companies                      7,829        6,031       10,249       12,400
                                                                   ---------    ---------    ---------    ---------
Net Income                                                         $  65,266    $  62,761    $ 103,418    $ 112,869
                                                                   =========    =========    =========    =========

Basic Earnings Per Common Share                                    $    2.73    $    2.52    $    4.29    $    4.55

Diluted Earnings Per Common Share                                  $    2.41    $    2.24    $    3.80    $    4.04

Weighted Average Common Shares Outstanding:
   Basic                                                              23,886       24,869       24,119       24,828
   Diluted                                                            27,582       28,568       27,832       28,542

                                              SEACOR HOLDINGS INC.
                                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                (IN THOUSANDS, EXCEPT PER SHARE DATA, UNAUDITED)

                                                                              THREE MONTHS ENDED
                                                         -------------------------------------------------------------
                                                          JUN. 30,     MAR. 31,     DEC. 31,     SEP. 30,     JUN. 30,
                                                            2007         2007         2006         2006         2006
                                                         ---------    ---------    ---------    ---------    ---------
Operating Revenues                                       $ 325,454    $ 310,763    $ 337,183    $ 349,361    $ 330,986
                                                         ---------    ---------    ---------    ---------    ---------

Costs and Expenses:
   Operating expenses                                      198,818      188,658      189,799      196,608      187,149
   Administrative and general                               33,937       34,400       35,522       30,880       32,865
   Depreciation and amortization                            38,055       38,875       40,159       40,977       42,318
                                                         ---------    ---------    ---------    ---------    ---------
                                                           270,810      261,933      265,480      268,465      262,332
                                                         ---------    ---------    ---------    ---------    ---------

Gains on Asset Dispositions and Impairments, Net            42,540       12,157       20,957       12,054       24,089
                                                         ---------    ---------    ---------    ---------    ---------

Operating Income                                            97,184       60,987       92,660       92,950       92,743
                                                         ---------    ---------    ---------    ---------    ---------

Other Income (Expense):
     Interest income                                        11,456       12,224       11,492       10,279        9,086
     Interest expense                                      (12,108)     (13,268)     (13,457)     (13,307)     (12,847)
   Derivative transaction gains (losses), net                 (254)         130        3,258        2,813        3,084
   Foreign currency transaction gains (losses), net            460         (590)         332          650        1,217
   Marketable security transaction gains (losses), net      (9,430)      (4,688)      (6,626)       4,549       (3,341)
   Other, net                                                  639          (43)         207          117          595
                                                         ---------    ---------    ---------    ---------    ---------
                                                            (9,237)      (6,235)      (4,794)       5,101       (2,206)
                                                         ---------    ---------    ---------    ---------    ---------
Income Before Income Tax Expense, Minority Interest in      87,947       54,752       87,866       98,051       90,537
   Income of Subsidiaries and Equity In Earnings
   (Losses) of 50% or Less Owned Companies
Income Tax Expense                                          30,206       18,842       28,949       37,037       33,703
                                                         ---------    ---------    ---------    ---------    ---------
Income Before Minority Interest in Income of                57,741       35,910       58,917       61,014       56,834
   Subsidiaries and Equity in Earnings (Losses) of 50%
   or Less Owned Companies
Minority Interest in Income of Subsidiaries                   (304)        (178)        (367)        (451)        (104)
Equity in Earnings (Losses) of 50% or Less Owned
Companies                                                    7,829        2,420         (195)       2,607        6,031
                                                         ---------    ---------    ---------    ---------    ---------
Net Income                                               $  65,266    $  38,152    $  58,355    $  63,170    $  62,761
                                                         =========    =========    =========    =========    =========

Basic Earnings Per Common Share                          $    2.73    $    1.57    $    2.40    $    2.57    $    2.52

Diluted Earnings Per Common Share                        $    2.41    $    1.40    $    2.12    $    2.28    $    2.24

Weighted Average Common Shares Outstanding:
   Basic                                                    23,886       24,354       24,311       24,575       24,869
   Diluted                                                  27,582       28,077       28,053       28,282       28,568
Common Shares Outstanding at Period End                     23,895       24,181       24,519       24,457       24,801

                                                SEACOR HOLDINGS INC.
                                     OPERATING INCOME (LOSS) BY LINE OF BUSINESS
                                              (IN THOUSANDS, UNAUDITED)

                                                                        THREE MONTHS ENDED
                                                   -----------------------------------------------------------
                                                    JUN. 30,     MAR. 31,     DEC. 31,    SEP. 30,    JUN. 30,
                                                      2007         2007         2006         2006        2006
                                                   ---------    ---------    ---------   ---------   ---------
OFFSHORE MARINE SERVICES
------------------------
Operating Revenues                                 $ 171,442    $ 170,928    $ 174,753   $ 179,687   $ 168,285
                                                   ---------    ---------    ---------   ---------   ---------
Costs and Expenses:
   Operating expenses                                 88,596       92,999       82,988      89,791      86,695
   Administrative and general                         11,893       13,023       13,101      10,118      11,470
   Depreciation and amortization                      14,515       16,524       17,239      19,353      21,793
                                                   ---------    ---------    ---------   ---------   ---------
                                                     115,004      122,546      113,328     119,262     119,958
                                                   ---------    ---------    ---------   ---------   ---------

Gains on Asset Dispositions and Impairments, Net      38,546        8,294       13,797      10,168      22,489
                                                   ---------    ---------    ---------   ---------   ---------
Operating Income                                   $  94,984    $  56,676    $  75,222   $  70,593   $  70,816
                                                   =========    =========    =========   =========   =========

MARINE TRANSPORTATION SERVICES
------------------------------
Operating Revenues                                 $  25,924    $  30,556    $  34,408   $  35,617   $  37,446
                                                   ---------    ---------    ---------   ---------   ---------
Costs and Expenses:
   Operating expenses                                 22,865       20,849       20,941      21,017      18,064
   Administrative and general                          1,236        1,186        1,096       1,064       1,049
   Depreciation and amortization                       9,790       10,158       10,159      10,159      10,162
                                                   ---------    ---------    ---------   ---------   ---------
                                                      33,891       32,193       32,196      32,240      29,275
                                                   ---------    ---------    ---------   ---------   ---------

Gains on Asset Dispositions                             --           --           --          --          --
                                                   ---------    ---------    ---------   ---------   ---------
Operating Income (Loss)                            $  (7,967)   $  (1,637)   $   2,212   $   3,377   $   8,171
                                                   =========    =========    =========   =========   =========

INLAND RIVER SERVICES
---------------------
Operating Revenues                                 $  28,020    $  26,722    $  37,841   $  38,798   $  36,339
                                                   ---------    ---------    ---------   ---------   ---------
Costs and Expenses:
   Operating expenses                                 13,056       12,305       16,752      18,563      18,649
   Administrative and general                          2,101          877        1,330       1,013         829
   Depreciation and amortization                       4,332        3,499        3,755       3,804       3,267
                                                   ---------    ---------    ---------   ---------   ---------
                                                      19,489       16,681       21,837      23,380      22,745
                                                   ---------    ---------    ---------   ---------   ---------

Gains on Asset Dispositions                            2,622        3,622           84        --          --
                                                   ---------    ---------    ---------   ---------   ---------
Operating Income                                   $  11,153    $  13,663    $  16,088   $  15,418   $  13,594
                                                   =========    =========    =========   =========   =========

AVIATION SERVICES
-----------------
Operating Revenues                                 $  55,861    $  45,433    $  38,858   $  43,799   $  39,903
                                                   ---------    ---------    ---------   ---------   ---------
Costs and Expenses:
   Operating expenses                                 41,212       36,225       32,818      33,269      29,137
   Administrative and general                          4,439        4,521        3,880       3,413       4,158
   Depreciation and amortization                       6,601        6,079        5,847       5,264       4,591
                                                   ---------    ---------    ---------   ---------   ---------
                                                      52,252       46,825       42,545      41,946      37,886
                                                   ---------    ---------    ---------   ---------   ---------

Gains on Asset Dispositions                            1,505          227        7,065       1,880       1,818
                                                   ---------    ---------    ---------   ---------   ---------
Operating Income (Loss)                            $   5,114    $  (1,165)   $   3,378   $   3,733   $   3,835
                                                   =========    =========    =========   =========   =========

ENVIRONMENTAL SERVICES
----------------------
Operating Revenues                                 $  32,168    $  26,492    $  40,762   $  38,885   $  36,946
                                                   ---------    ---------    ---------   ---------   ---------
Costs and Expenses:
   Operating expenses                                 23,605       20,753       29,931      26,370      26,345
   Administrative and general                          4,323        5,301        5,101       5,931       5,156
   Depreciation and amortization                       1,100          909        1,153         731         741
                                                   ---------    ---------    ---------   ---------   ---------
                                                      29,028       26,963       36,185      33,032      32,242
                                                   ---------    ---------    ---------   ---------   ---------

Gains (Losses) on Asset Dispositions and
   Impairments, Net                                     (133)         (16)          11           6        (215)
                                                   ---------    ---------    ---------   ---------   ---------
Operating Income (Loss)                            $   3,007    $    (487)   $   4,588   $   5,859   $   4,489
                                                   =========    =========    =========   =========   =========


                                          SEACOR HOLDINGS INC.
                         OPERATING INCOME (LOSS) BY LINE OF BUSINESS (CONTINUED)
                                        (IN THOUSANDS, UNAUDITED)

                                                         THREE MONTHS ENDED
                                      --------------------------------------------------------
                                      JUN. 30,    MAR. 31,    DEC. 31,    SEP. 30,    JUN. 30,
                                        2007        2007        2006        2006        2006
                                      --------    --------    --------    --------    --------
HARBOR AND OFFSHORE TOWING SERVICES
-----------------------------------
Operating Revenues                    $ 12,538    $ 11,682    $ 11,632    $ 12,552    $ 12,156
                                      --------    --------    --------    --------    --------
Costs and Expenses:
   Operating expenses                   10,003       6,568       7,252       7,744       8,336
   Administrative and general            1,999       2,182       2,089       1,662       1,851
   Depreciation and amortization         1,264       1,264       1,264       1,265       1,275
                                      --------    --------    --------    --------    --------
                                        13,266      10,014      10,605      10,671      11,462
                                      --------    --------    --------    --------    --------

Gains on Asset Dispositions               --            30        --          --          --
                                      --------    --------    --------    --------    --------
Operating Income (Loss)               $   (728)   $  1,698    $  1,027    $  1,881    $    694
                                      ========    ========    ========    ========    ========

OTHER
-----
Operating Revenues                    $    204    $   --      $   --      $   --      $   --
                                      --------    --------    --------    --------    --------
Costs and Expenses:
   Operating expenses                      174           9        --          --          --
   Administrative and general              207           3        --             6           2
   Depreciation and amortization          --          --          --          --          --
                                      --------    --------    --------    --------    --------
                                           381          12        --          --             2
                                      --------    --------    --------    --------    --------

Gains on Asset Dispositions               --          --          --          --          --
                                      --------    --------    --------    --------    --------
Operating Loss                        $   (177)   $    (12)   $   --      $     (6)   $     (2)
                                      ========    ========    ========    ========    ========

CORPORATE AND ELIMINATIONS
--------------------------
Operating Revenues                    $   (703)   $ (1,050)   $ (1,071)   $     23    $    (89)
                                      --------    --------    --------    --------    --------
Costs and Expenses:
   Operating expenses                     (693)     (1,050)       (883)       (146)        (77)
   Administrative and general            7,739       7,307       8,925       7,673       8,350
   Depreciation and amortization           453         442         742         401         489
                                      --------    --------    --------    --------    --------
                                         7,499       6,699       8,784       7,928       8,762
                                      --------    --------    --------    --------    --------

Losses on Asset Dispositions              --          --          --          --            (3)
                                      --------    --------    --------    --------    --------
Operating Loss                        $ (8,202)   $ (7,749)   $ (9,855)   $ (7,905)   $ (8,854)
                                      ========    ========    ========    ========    ========

                                              SEACOR HOLDINGS INC.
                                    SELECTED CONSOLIDATED BALANCE SHEET DATA
                                            (IN THOUSANDS, UNAUDITED)

                                                 JUN. 30,     MAR. 31,     DEC. 31,     SEP. 30,     JUN. 30,
                                                   2007         2007         2006         2006         2006
                                                ----------   ----------   ----------   ----------   ----------
Cash, Cash Equivalents, Restricted Cash,
   Securities, Construction Reserve Funds and
   Title XI Reserve Funds                       $  921,617   $  815,928   $  925,725   $  839,057   $  803,360
Receivables                                        292,159      300,847      312,956      282,040      278,000
Current Assets                                     924,792      815,534      938,369      893,813      915,245
Net Property and Equipment                       1,855,641    1,882,731    1,770,210    1,764,990    1,737,811
Total Assets                                     3,371,798    3,271,047    3,252,982    3,076,296    3,014,963
Current Portion of Long-term Debt and Capital
   Lease Obligations                                12,407       11,736       11,708       10,443        8,970
Current Liabilities                                353,303      314,012      295,509      287,872      287,797
Long-term Debt & Capital Lease Obligations         943,758      959,007      961,003      964,567      955,567
Stockholders' Equity                             1,597,143    1,554,233    1,557,078    1,493,036    1,458,302


